Exhibit 99.1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: NE-10-05
)
Union Federal Savings Bank	)
)
North Providence, Rhode Island	)	Effective Date: March 5, 2010
OTS Docket No. 17338)
)

ORDER TERMINATING ORDER TO CEASE AND DESIST

OTS ORDER NO. NE-09-09, DATED July 2, 2009

WHEREAS, on July 2, 2009, the Office of Thrift Supervision (OTS) issued an Order to Cease and Desist, with the accompanying Stipulation and Consent to Issuance of Order to Cease and Desist, OTS Order No. NE-09-09 (Order), against Union Federal Savings Bank, North Providence, Rhode Island, OTS Docket No. 17338 (Savings Association); and

WHEREAS, OTS is authorized by Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. § 1818, to issue enforcement orders, including Orders to Cease and Desist, and such orders remain effective and enforceable, except to the extent that such orders are modified or terminated by action of OTS; and

WHEREAS, the OTS Regional Director for the Northeast Region (Regional Director), has authority to terminate the Order; and

NOW, THEREFORE, IT IS ORDERED that OTS Order No. NE-09-09 is hereby terminated in its entirety as of the Effective Date on the first page of this Order.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

	By:	/S/ Michael E. Finn
Michael E. Finn
Regional Director, Northeast Region

Date: See Effective Date on page 1